     As filed with the Securities and Exchange Commission on August 15, 2000

                                                   Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                              ACORN PRODUCTS, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                                               22-3265462
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                390 Dublin Avenue
                              Columbus, Ohio 43215
              (Address of Registrant's principal executive offices)

                                   ----------

                              ACORN PRODUCTS, INC.
                  SECOND AMENDED AND RESTATED 1997 NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)

                                   ----------

                                  John G. Jacob
                             Chief Financial Officer
                              Acorn Products, Inc.
                                390 Dublin Avenue
                              Columbus, Ohio 43215
                                 (614) 222-4400
            (Name, address and telephone number of agent for service)

                                   ----------

                          Copies of Correspondence to:
                             Robert J. Tannous, Esq.
                       Porter, Wright, Morris & Arthur LLP
                              41 South High Street
                              Columbus, Ohio 43215

                                   ----------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
                                     Proposed Maximum   Proposed Maximum
Title of Securities   Amount to be    Offering Price    Aggregate Offering   Amount of
to be Registered      Registered         Per Share*     Price*               Registration Fee*
----------------------------------------------------------------------------------------------
Common Stock,
$.001 par value        300,000            $1.1875           $356,250         $94.05

*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of Acorn Products, Inc. common stock as reported on the Nasdaq SmallCap Market on August 10, 2000.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Acorn Products, Inc. common stock, $.001 par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information concerning the Acorn Products, Inc. Second Amended and Restated 1997 Non-Employee Director Stock Option Plan, specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         We incorporate by reference into this Registration Statement the contents of the Form S-8 Registration Statements previously filed with the Securities and Exchange Commission by the Registrant on July 9, 1998, Registration No. 333-58807, and November 12, 1999, Registration No. 333-90889.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 15, 2000.

                                           ACORN PRODUCTS, INC.

                                           By: /s/ John G. Jacob
                                               ---------------------------------
                                               John G. Jacob, Vice President and
                                               Chief Financial Officer

         Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

         SIGNATURE                    TITLE                       DATE
         ---------                    -----                       ----

* A. Corydon Meyer             President, Chief Executive     August 15, 2000
-----------------------        Officer, and Director
A. Corydon Meyer


/s/ John G. Jacob              Vice President and Chief       August 15, 2000
-----------------------        Financial Officer
John G. Jacob


* William W. Abbott            Chairman                       August 15, 2000
-----------------------
William W. Abbott


* Matthew S. Barrett           Director                       August 15, 2000
-----------------------
Matthew S. Barrett


* John J. Kahl                 Director                       August 15, 2000
-----------------------
John J. Kahl


* Stephen A. Kaplan            Director                       August 15, 2000
-----------------------
Stephen A. Kaplan


* John L. Mariotti             Director                       August 15, 2000
-----------------------
John L. Mariotti



*By: /s/ John G. Jacob
     -------------------------------------------
     John G. Jacob, Attorney-in-fact for each of
     the persons indicated

                          Registration No. 333-_______



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   ----------


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                   ----------


                              ACORN PRODUCTS, INC.

                            -------------------------

                                    EXHIBITS

                            -------------------------

                                  EXHIBIT INDEX

Exhibit
Number                        Exhibit Description
------                        -------------------

4(a) Amended and Restated Certificate of Incorporation of Acorn Products, Inc. (Previously filed as Exhibit 3.1 to Registration Statement on Form S-1 (Registration No. 333-25325), and incorporated herein by reference).

4(b)              Amended and Restated Bylaws of Acorn Products, Inc.
                  (Previously filed as Exhibit 3.2 to Registration Statement on Form S-1 (Registration No. 333-25325), and incorporated herein by reference).

4(c)     *        Acorn Products, Inc. Second Amended and Restated 1997
                  Non-Employee Director Stock Option Plan.

5        *        Opinion of Porter, Wright, Morris & Arthur LLP regarding
                  legality.

23(a)             Consent of Porter, Wright, Morris & Arthur LLP (included in
                  Exhibit 5 filed herewith).

23(b)    *        Consent of Ernst & Young LLP.

24       *        Powers of Attorney.

----------
* Filed with this Registration Statement